EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 (File No. 333-122338) of Wits Basin Precious Minerals Inc. of our report dated January 30, 2004 (except as to Note 16, as to which the date is February 11, 2004 and except to Notes 2, 3, 8, 12 and 14, as to which the date is September 15, 2004), which appears on page F-3 of this annual report of Form 10-KSB.

/s/ Virchow, Krause & Company, LLP
Minneapolis, Minnesota
March 29, 2005